GRIFFIN-AMERICAN HEALTHCARE REIT III

THE HEALTHCARE REAL ESTATE EXPERTS™

PORTFOLIO OVERVIEW

AS OF SEPTEMBER 30, 2015



Paoli Medical Plaza | Paoli, Pennsylvania

Portfolio Acquisitions Map

PORTFOLIO VALUE*
$1.12 BILLION

TOTAL NUMBER OF BUILDINGS:
69

TOTAL NUMBER OF STATES**
25 + International



COMPLETE LIST OF PROPERTY ACQUISITIONS (continued on back)

	Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
1	DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
2	Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
3	Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
4	Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	90%	$8,800,000
5	Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
6	Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000

TOTAL SQUARE FEET

3.9 Million

PORTFOLIO SUMMARY

Total Purchase Price	$1.12 billion*
Percentage Leased******	95.0%
Weighted Average Remaining Lease Term******	8.1 years
Number of Buildings	69
Gross Leasable Area	3.9 million sq.ft.
Distribution Rate[1] (annualized)	6.0%



LEGEND
- Medical Office Buildings
- Hospitals
- Senior Housing
- Senior Housing - RIDEA

PORTFOLIO ASSET MIX***
(based on purchase price)


Hospitals 13.4%
Senior Housing 9.7%
Senior Housing - RIDEA 28.1%
Medical Office Buildings 48.8%

REGIONAL CONCENTRATION***
(based on purchase price)


International 1.0%
East 41.2%
Midwest 21.8%
West 4.1%
South 31.9%

* Based on purchase price of real estate investments and real estate-related investments.

** Number of states in which we own properties.

*** Real estate investments only; real estate-related investments (debt) not included.

**** Excludes properties operated utilizing a RIDEA structure. The leased percentage for our 1,466 resident units of our properties operated utilizing a RIDEA structure was 88.2% as of September 30, 2015.

(1) Based upon a $10.00 per share purchase price. We have paid distributions from sources other than our cash flows from operations, including from the net proceeds of our initial public offering and funds from our advisor. Until we generate operating cash flows sufficient to pay distributions to our stockholders, we may pay distributions up to 100 percent from the net proceeds of our initial public offering, from borrowings in anticipation of future cash flows or from other sources. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions. As of September 30, 2015, cumulative distributions have been paid entirely with offering proceeds. As of September 30, 2015, distributions have exceeded earnings. The current distribution rate is not guaranteed and is subject to change. The amount and timing of any cash distributions will be determined by our board of directors at their sole discretion and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors.

COMPLETE LIST OF PROPERTY ACQUISITIONS

	Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
1	DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
2	Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
3	Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
4	Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	90%	$8,800,000
5	Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
6	Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000
7	Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	87%	$12,000,000
8	Mt. Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	97%	$16,150,000
9	Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
10	East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	98%	$68,500,000
11	Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	92%	$12,025,000
12	Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	461,000	93%	$135,000,000
13	King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	94%	$18,500,000
14	North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan 2015 & Jun 2015	NC	158,000	100%	$68,856,000
15	Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
16	Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
17	Mt. Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100%	$13,000,000
18	Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100%	$7,444,000
19	Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
20	Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	91%	$18,650,000
21	Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
22	Mountain Crest Senior Housing Portfolio	Senior Housing - RIDEA	May 2015 & Jun 2015	IN, MI	585,000	(2)	$75,000,000
23	Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	97%	$16,300,000
24	Nebraska Senior Housing Portfolio	Senior Housing - RIDEA	May 2015	NE	282,000	(2)	$66,000,000
25	Pennsylvania Senior Housing Portfolio	Senior Housing - RIDEA	Jun 2015	PA	260,000	(2)	$87,500,000
26	Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015	Waterloo, IL	41,000	100%	$12,272,000
27	Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	88%	$15,700,000
28	Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
29	Richmond VA Assisted Living Facility	Senior Housing - RIDEA	Sept 2015	North Chesterfield, VA	210,000	(2)	$64,000,000
30	Crown Senior Care Portfolio	Senior Housing	Sept 2015	Peel, Isle of Man	33,000	100%	$10,571,000

(2) The leased percentage for our 1,466 resident units of our properties operated utilizing a RIDEA structure was 88.2% as of September 30, 2015.